Exhibit 99.2

Fine Foods
SAFEWAY
WHOLE FOODS MARKET
WILDFLOWER BREAD COMPANY

WHITESTONE REIT

COMMUNITIES THAT THRIVE

CREATING LOCAL CONNECTIONS

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED SEPTEMBER 30, 2022

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR

Common Shares

60 Community Centers

5.2 million sq. ft. of gross

leasable area

1,555 tenants

6 Top Growth Markets

Austin

Chicago

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.4 million

Operating Partnership Units:

0.8 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of September 30, 2022, provided a 86% premium rental rate compared to our larger space tenants. The largest of our 1,555 tenants at our wholly owned properties comprised only 2.5% of our revenues for the three months ended September 30, 2022.

Distribution (per share / unit)*:
Quarter: $ 0.12	Investor Relations:
Annualized: $ 0.48	Whitestone REIT			ICR LLC.
Dividend Yield: 5.10%**	David Mordy			Brad Cohen
	Director, Investor Relations			203.682.8211
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Amy S. Feng	Analyst Coverage:
David K. Holeman	B. Riley FBR	Colliers	EF Hutton	JMP Securities
Jeffrey A. Jones	Craig Kucera	David Toti	Gaurav Mehta, CFA	Mitchell Germain
Paul T. Lambert	540.277.3366	917.903.9407	212.970.5261	212.906.3537
	ckucera@brileyfbr.com	david.toti@colliers.com	gmehta@efhuttongroup.com	mgermain@jmpsecurities.com

	Maxim Group	Truist Securities
	Michael Diana	Anthony Hau
* As of October 31, 2022	212.895.3641	212.303.4176
** Based on common share price	mdiana@maximgrp.com	anthony.hau@truist.com
of $9.41 as of close of market on
October 31, 2022.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS THIRD QUARTER 2022 RESULTS

Houston, Texas, November 1, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2022. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“Driven by strong demand for space across our portfolio, we are pleased to deliver great results for the third quarter.  Our occupancy has reached an all-time high of 92.5%, with a 320 basis point increase in our small space occupancy and an 160 basis point increase in our large space occupancy since a year ago.  We are narrowing our 2022 guidance to the upper portion of the previous range and look forward to delivering full year FFO per share growth of over 17%.  As we close out the year and head to 2023, we expect to build upon our 2022 momentum and remain focused on maximizing shareholder value through disciplined organic growth, prudent capital allocation, balance sheet strengthening and judicious expense management.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2022 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•	Revenues of $35.4 million versus $32.4 million for the third quarter of 2021.
•	Net Income attributable to common shareholders of $3.9 million, or $0.08 per diluted share, versus $2.9 million, or $0.06 per diluted share for the third quarter of 2021.
•	Funds from Operations ("FFO") per diluted share of $0.24 versus $0.22 for the third quarter of 2021.
•	EBITDAre of $19.4 million versus $17.2 million for the third quarter of 2021.
•	Same-Store Net Operating Income ("NOI") grew 4.5% to $21.6 million versus $20.7 million for the third quarter of 2021.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 6.5% to $21.73, compared to the prior year quarter.

Operating Results

For the three month periods ending September 30, 2022 and 2021 the Company’s operating highlights were as follows:

	Third Quarter 2022	Third Quarter 2021
Occupancy:
Wholly Owned Properties – All	92.5%	89.9%
>10,000 Sq Ft Occupancy	96.5%	94.9%
≤ 10,000 Sq Ft Occupancy	90.1%	86.9%
Same Store Property Net Operating Income Change (1)	4.5%	6.8%
Rental Rate Growth - Total (GAAP Basis):	19.2%	13.1%
New Leases	16.5%	5.4%
Renewal Leases	20.0%	14.1%
Leasing Transactions:
Number of New Leases	35	38
New Leases - Lease Term Revenue (millions)	$16.7	$12.7
Number of Renewal Leases	51	65
Renewal Leases - Lease Term Revenue (millions)	$12.3	$20.3

Balance Sheet and Debt Metrics

•

As of September 30, 2022, Whitestone had total debt of $637.1 million, along with capacity and availability of $135.0 million and $126.4 million, respectively, under its $250 million revolving credit facility.

•	As of September 30, 2022, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On July 27, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the fourth quarter of 2022, to be paid in three equal installments of $0.04 in October, November and December of 2022. The fourth quarter dividend represents an 11.6% increase from the fourth quarter of 2021.

2022 Full Year Guidance

The Company narrows its previously released guidance for 2022 and estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.35 to $0.38 per diluted share, and FFO will be within the range of $1.00 to $1.02 per diluted share and OP Unit.

	Initial 2022 Guidance	Updated 2022 Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700	$17,600 - $18,900
FFO (1)	$50,000 - $52,200	$51,000 - $52,300

Net income attributable to Whitestone REIT per share	$0.35 - $0.39	$0.35 - $0.38
FFO per diluted per share and OP Unit (1)	$0.98 - $1.02	$1.00 - $1.02

Key Drivers:
Same store net operating income growth (2)	3.0% – 5.0%	5.0% – 7.0%
Bad debt as a percentage of revenue	1.0% – 2.0%	0.75% – 1.25%
General and administrative expense	$19,200 - $19,700	$17,600 - $18,800
Ending occupancy	92% - 93%	92% - 93%
Net Debt to EBITDAre Ratio	7.8X - 8.1X	7.8X - 8.1X

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of September 30, 2022, Whitestone wholly owned 60 Community-Centered Properties™ with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,555 tenants, with the largest tenant accounting for only 2.5% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, November 2, 2022, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, November 16, 2022. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13727920

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; inflation and increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding extinguishment of debt costs.

Management uses FFO and Normalized FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Normalized FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Normalized FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Normalized FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Normalized FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021

ASSETS
Real estate assets, at cost
Property	$1,206,605	$1,196,919
Accumulated depreciation	(212,084)	(190,333)
Total real estate assets	994,521	1,006,586
Investment in real estate partnership	34,891	34,588
Cash and cash equivalents	9,504	15,721
Restricted cash	63	193
Escrows and acquisition deposits	12,329	11,323
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	25,183	22,395
Receivable due from related party	1,333	847
Unamortized lease commissions, legal fees and loan costs	12,131	8,442
Prepaid expenses and other assets(2)	9,978	1,995
Total assets	$1,099,933	$1,102,090

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$637,138	$642,842
Accounts payable and accrued expenses(3)	35,797	45,777
Payable due to related party	1,560	997
Tenants' security deposits	8,443	8,070
Dividends and distributions payable	6,004	5,366
Total liabilities	688,942	703,052
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,382,809 and 49,144,153 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	49	48
Additional paid-in capital	623,838	623,462
Accumulated deficit	(226,374)	(223,973)
Accumulated other comprehensive income (loss)	7,646	(6,754)
Total Whitestone REIT shareholders' equity	405,159	392,783
Noncontrolling interest in subsidiary	5,832	6,255
Total equity	410,991	399,038
Total liabilities and equity	$1,099,933	$1,102,090

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,867	$18,410
Accrued rents and other recoveries	21,341	18,681
Allowance for doubtful accounts	(15,627)	(14,896)
Other receivables	602	200
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$25,183	$22,395

(2) Operating lease right of use assets (net)	$145	$222
(3) Operating lease liabilities	$150	$231

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental(1)	$35,029	$32,069	$103,500	$90,916
Management, transaction, and other fees	354	375	1,003	1,191
Total revenues	35,383	32,444	104,503	92,107

Operating expenses
Depreciation and amortization	7,889	7,340	23,661	21,458
Operating and maintenance	7,317	5,789	19,253	16,072
Real estate taxes	4,513	4,589	13,867	12,787
General and administrative	4,832	5,672	13,063	16,036
Total operating expenses	24,551	23,390	69,844	66,353

Other expenses (income)
Interest expense	6,816	6,142	19,111	18,417
(Gain) loss on sale or disposal of assets, net	7	48	12	(177)
Interest, dividend and other investment income	(13)	(31)	(43)	(103)
Total other expenses	6,810	6,159	19,080	18,137

Income before equity investment in real estate partnership and income tax	4,022	2,895	15,579	7,617

Equity (deficit) in earnings of real estate partnership	65	151	304	429
Provision for income tax	(112)	(100)	(313)	(274)
Income from continuing operations	3,975	2,946	15,570	7,772

Gain on sale of property from discontinued operations	—	—	—	1,833
Income from discontinued operations	—	—	—	1,833

Net Income	3,975	2,946	15,570	9,605

Less: Net income attributable to noncontrolling interests	60	47	239	165

Net income attributable to Whitestone REIT	$3,915	$2,899	$15,331	$9,440

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.08	$0.06	$0.31	$0.17
Income from discontinued operations attributable to Whitestone REIT	—	—	—	0.04
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.06	$0.31	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.08	$0.06	$0.31	$0.17
Income from discontinued operations attributable to Whitestone REIT	—	—	—	0.04
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.06	$0.31	$0.21

Weighted average number of common shares outstanding:
Basic	49,274	46,883	49,211	44,268
Diluted	50,129	47,825	49,916	45,108

Consolidated Statements of Comprehensive Income

Net income	$3,975	$2,946	$15,570	$9,605

Other comprehensive income

Unrealized gain on cash flow hedging activities	5,962	1,273	14,623	4,783

Comprehensive income	9,937	4,219	30,193	14,388

Less: Net income attributable to noncontrolling interests	60	47	239	165
Less: Comprehensive income attributable to noncontrolling interests	90	20	223	82

Comprehensive income attributable to Whitestone REIT	$9,787	$4,152	$29,731	$14,141

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(1) Rental
Rental revenues	$25,244	$23,177	$75,023	$67,041
Recoveries	10,152	8,720	29,092	24,375
Bad debt	(367)	172	(615)	(500)
Total rental	$35,029	$32,069	$103,500	$90,916

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income from continuing operations	$15,570	$7,772
Net income from discontinued operations	—	1,833
Net income	15,570	9,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,661	21,458
Amortization of deferred loan costs	824	822
(Gain) loss on sale or disposal of assets, net	12	(177)
Bad debt	615	500
Share-based compensation	239	4,066
Equity in earnings of real estate partnership	(303)	(429)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,006)	(1,163)
Accrued rents and accounts receivable	(3,403)	518
Receivable due from related party	(486)	(316)
Unamortized lease commissions, legal fees and loan costs	(1,575)	(2,531)
Prepaid expenses and other assets	(6,266)	1,548
Accounts payable and accrued expenses	4,641	(1,572)
Payable due to related party	563	405
Tenants' security deposits	373	802
Net cash provided by operating activities	33,459	31,703
Cash flows from investing activities:
Acquisitions of real estate	—	(53,364)
Additions to real estate	(10,118)	(6,058)
Net cash used in investing activities	(10,118)	(59,422)
Net cash provided by investing activities of discontinued operations	—	1,833
Cash flows from financing activities:
Distributions paid to common shareholders	(17,049)	(14,063)
Distributions paid to OP unit holders	(263)	(248)
Proceeds from issuance of common shares, net of offering costs	—	53,335
Payments of exchange offer costs	—	(49)
Net payments of credit facility	(5,000)	(25,000)
Repayments of notes payable	(2,705)	(2,403)
Payment of loan origination costs	(4,144)	—
Repurchase of common shares	(527)	(678)
Net cash provided by (used in) financing activities	(29,688)	10,894
Net decrease in cash, cash equivalents and restricted cash	(6,347)	(14,992)
Cash, cash equivalents and restricted cash at beginning of period	15,914	25,956
Cash, cash equivalents and restricted cash at end of period (1)	$9,567	$10,964

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,980	$17,732
Cash paid for taxes	$366	$364
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$80	$284
Financed insurance premiums	$1,846	$1,712
Value of shares issued under dividend reinvestment plan	$49	$45
Value of common shares exchanged for OP units	$616	$—
Change in fair value of cash flow hedge	$14,623	$4,783

	September 30, 2022
	2022	2021
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$9,504	$10,858
Restricted cash	63	106
Total cash, cash equivalents and restricted cash	$9,567	$10,964

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
FFO (NAREIT) AND NORMALIZED FFO
Net income attributable to Whitestone REIT	$3,915	$2,899	$15,331	$9,440
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,846	7,305	23,534	21,353
Depreciation and amortization of real estate assets of real estate partnership (pro rata)(2)	403	440	1,209	1,254
(Gain) loss on sale or disposal of assets, net	7	48	12	(177)
Gain on sale of property from discontinued operations	—	—	—	(1,833)
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)	—	1	—	(19)
Net income attributable to noncontrolling interests	60	47	239	165
FFO (NAREIT)	12,231	10,740	40,325	30,183
Adjustments to reconcile to Normalized FFO:
Extinguishment of debt costs	147	—	147	—
Normalized FFO	$12,378	$10,740	$40,472	$30,183

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,231	$10,740	$40,325	$30,183
Normalized FFO	$12,378	$10,740	$40,472	$30,183
Denominator:
Weighted average number of total common shares - basic	49,274	46,883	49,211	44,268
Weighted average number of total noncontrolling OP units - basic	752	773	753	773
Weighted average number of total common shares and noncontrolling OP units - basic	50,026	47,656	49,964	45,041

Effect of dilutive securities:
Unvested restricted shares	855	942	705	840
Weighted average number of total common shares and noncontrolling OP units - diluted	50,881	48,598	50,669	45,881

FFO per common share and OP unit - basic	$0.24	$0.23	$0.81	$0.67
FFO per common share and OP unit - diluted	$0.24	$0.22	$0.80	$0.66

Normalized FFO per common share and OP unit - basic	$0.25	$0.23	$0.81	$0.67
Normalized FFO per common share and OP unit - diluted	$0.24	$0.22	$0.80	$0.66

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$3,915	$2,899	$15,331	$9,440
General and administrative expenses	4,832	5,672	13,063	16,036
Depreciation and amortization	7,889	7,340	23,661	21,458
Equity in earnings of real estate partnership(1)	(65)	(151)	(304)	(429)
Interest expense	6,816	6,142	19,111	18,417
Interest, dividend and other investment income	(13)	(31)	(43)	(103)
Provision for income taxes	112	100	313	274
Gain on sale of property from discontinued operations	-	-	-	(1,833)
Management fee, net of related expenses	31	83	112	246
(Gain) loss on sale or disposal of assets, net	7	48	12	(177)
NOI of real estate partnership (pro rata)(1)	723	1,003	2,429	2,846
Net income attributable to noncontrolling interests	60	47	239	165
NOI	$24,307	$23,152	$73,924	$66,340
Non-Same Store NOI (2)	(1,309)	(730)	(4,102)	(730)
NOI of real estate partnership (pro rata)(1)	(723)	(1,003)	(2,429)	(2,846)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,275	21,419	67,393	62,764
Same Store straight-line rent adjustments	(366)	(507)	(845)	(1,201)
Same Store amortization of above/below market rents	(224)	(177)	(686)	(618)
Same Store lease termination fees	(96)	(79)	(118)	(306)
Same Store NOI (3)	$21,589	$20,656	$65,744	$60,639

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated equity in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2022 to the three months ended September 30, 2021, Non-Same Store includes properties acquired between July 1, 2021 and September 30, 2022 and properties sold between July 1, 2021 and September 30, 2022, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2022 to the nine months ended September 30, 2021, Non-Same Store includes properties acquired between January 1, 2021 and September 30, 2022 and properties sold between January 1, 2021 and September 30, 2022, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2022 to the three months ended September 30, 2021, Same Store includes properties owned before July 1, 2021 and not sold before September 30, 2022.  For purposes of comparing the nine months ended September 30, 2022 to the nine months ended September 30, 2021, Same Store includes properties owned before January 1, 2021 and not sold before September 30, 2022.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$3,915	$2,899	$15,331	$9,440
Depreciation and amortization	7,889	7,340	23,661	21,458
Interest expense	6,816	6,142	19,111	18,417
Provision for income taxes	112	100	313	274
Net income attributable to noncontrolling interests	60	47	239	165
Equity in earnings of real estate partnership(1)	(65)	(151)	(304)	(429)
EBITDAre adjustments for real estate partnership(1)	662	807	2,093	2,258
Gain on sale of property from discontinued operations	-	-	-	(1,833)
(Gain) loss on sale or disposal of assets, net	7	48	12	(177)
EBITDAre	$19,396	$17,232	$60,456	$49,573

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated equity in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$33,059	$31,056	$2,003	6%
Management, transaction and other fees	278	231	47	20%
Total property revenues	33,337	31,287	2,050	7%

Property expenses
Property operation and maintenance	6,951	5,460	1,491	27%
Real estate taxes	4,111	4,408	(297)	(7)%
Total property expenses	11,062	9,868	1,194	12%

Total property revenues less total property expenses	22,275	21,419	856	4%

Same Store straight-line rent adjustments	(366)	(507)	141	(28)%
Same Store amortization of above/below market rents	(224)	(177)	(47)	27%
Same Store lease termination fees	(96)	(79)	(17)	22%

Same Store NOI (1)	$21,589	$20,656	$933	5%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$97,626	$89,903	$7,723	9%
Management, transaction and other fees	635	764	(129)	(17)%
Total property revenues	98,261	90,667	7,594	8%

Property expenses
Property operation and maintenance	18,031	15,297	2,734	18%
Real estate taxes	12,837	12,606	231	2%
Total property expenses	30,868	27,903	2,965	11%

Total property revenues less total property expenses	67,393	62,764	4,629	7%

Same Store straight-line rent adjustments	(845)	(1,201)	356	(30)%
Same Store amortization of above/below market rents	(686)	(618)	(68)	11%
Same Store lease termination fees	(118)	(306)	188	(61)%

Same Store NOI (1)	$65,744	$60,639	$5,105	8%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Other Financial Information:

Tenant improvements (1) (2)	$518	$476	$3,111	$1,444
Leasing commissions (1) (2)	$837	$610	$2,106	$2,345
Maintenance capital (1)	$1,506	$2,017	$3,245	$4,096
Scheduled debt principal payments (1)	$460	$441	$1,391	$1,331
Straight-line rent income (1)	$354	$541	$1,473	$1,235
Market rent amortization income from acquired leases (1)	$224	$161	$687	$603
Non-cash share-based compensation expense (1)	$943	$1,563	$455	$4,275
Non-real estate depreciation and amortization (1)	$43	$35	$127	$105
Amortization of loan fees (1)	$282	$291	$841	$839
Undepreciated value of unencumbered properties	$923,329	$883,260	$923,329	$883,260
Number of unencumbered properties	53	52	53	52
Full time employees	81	91	81	91

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2022
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.6%	49,383
Operating partnership units outstanding	1.4%	695
Total	100.0%	50,078

Market price of common shares as of September 30, 2022		$8.46

Total equity capitalization		$423,660	40%

Debt Capitalization:
Outstanding debt		$637,755
Less: Cash and cash equivalents		(9,504)
Total debt capitalization		628,251	60%

Total Market Capitalization as of September 30, 2022		$1,051,911	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
INTEREST COVERAGE RATIO	September 30,		September 30,
	2022	2021	2022	2021
EBITDAre/Interest Expense
EBITDAre (1)	$19,396	$17,232	$60,456	$49,573

Interest expense	6,816	6,142	19,111	18,417
Pro rata share of interest expense from real estate partnership(2)	159	160	476	484
Less: amortization of loan fees, including pro rata share from real estate partnership(2)	(281)	(280)	(841)	(839)
Interest expense, excluding amortization of loan fees	6,694	6,022	18,746	18,062

Ratio of EBITDAre to interest expense	2.9	2.9	3.2	2.7

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of September 30,
	2022	2021
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$637,406	$619,009
Less: Cash	(9,504)	(10,858)
Add: Proportional share of net debt of real estate partnership(1)	8,174	8,479
Total Net Debt	$636,076	$616,630

Undepreciated real estate assets	$1,206,605	$1,165,274
Add: Proportional share of real estate from unconsolidated partnership(1)	46,016	46,124
Undepreciated real estate assets	$1,252,621	$1,211,398
Ratio of debt to real estate assets	51%	51%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$637,406	$619,009	$637,406	$619,009
Less: Cash	(9,504)	(10,858)	(9,504)	(10,858)
Add: Proportional share of net debt of unconsolidated real estate partnership(1)	8,174	8,479	8,174	8,479
Total Net Debt	$636,076	$616,630	$636,076	$616,630

EBITDAre	$19,396	$17,232	$60,456	$49,573

Effect of partial period acquisitions and dispositions	$—	$60	$—	$1,614

Pro forma EBITDAre	$19,396	$17,292	$60,456	$51,187

Pro forma annualized EBITDAre	$77,584	$69,168	$80,608	$68,249

Ratio of debt to pro forma EBITDAre	8.2	8.9	7.9	9.0

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2022	December 31, 2021
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note (1)	$—	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note (1)	—	165,000
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (2)	265,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,103	18,358
$20.2 million 4.28% Note, due June 6, 2023	17,485	17,808
$14.0 million 4.34% Note, due September 11, 2024	12,778	12,978
$14.3 million 4.34% Note, due September 11, 2024	13,585	13,773
$15.1 million 4.99% Note, due January 6, 2024	13,705	13,907
$2.6 million 5.46% Note, due October 1, 2023	2,250	2,289
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.8 million 3.15% Note, due November 28, 2022	349	—
Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	114,500	119,500
Total notes payable principal	637,755	643,613
Less deferred financing costs, net of accumulated amortization	(617)	(771)
Total notes payable	$637,138	$642,842

(1)	Loan was fully paid off on September 16, 2022.

(2)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, and 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2022
(in thousands)

Year	Amount Due
2022 (remaining)	$1,104
2023	27,863
2024	63,573
2025	17,143
2026	131,643
Thereafter	396,429
Total	$637,755

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	September 30, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Whitestone	5,205,242	92%	91%	91%	90%

Unconsolidated real estate partnership (1)	926,798	56%	56%	58%	59%

(1)	We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated gross leasable area based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,531	2.5%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.2%	9/3/2014	2035
Frost Bank	Houston	2,027	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,260	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	960	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2023, 2024, 2024, 2027 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	0.9%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	647	0.6%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	605	0.6%	10/24/1996 and 4/16/1999	2023 and 2027
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	469	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Capital Area Multispecialty Providers	Austin	444	0.4%	12/12/2011	2026
Original Ninfas LP	Houston	420	0.4%	8/29/2018	2029
		$15,279	15.0%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2022 for each applicable tenant multiplied by 12.

(2)

As of September 30, 2022, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of September 30, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of September 30, 2022, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $138,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2027, was $12,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)

As of September 30, 2022, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2027, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)

As of September 30, 2022, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)

As of September 30, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2027, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $474,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of September 30, 2022

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	24%
Financial Services	6%	8%
Grocery	13%	8%
Salons	7%	8%
Medical & Dental	7%	8%
Home Décor And Improvement	7%	5%
General Retail	8%	5%
Non Retail	4%	5%
Education	4%	4%
Fitness	5%	4%
Apparel	4%	4%
Pet Supply & Services	2%	3%
Local Services	3%	3%
Off-Price	4%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
RENEWALS
Number of Leases	51	65	228	170
Total Square Feet (1)	125,283	148,574	685,346	438,357
Average Square Feet	2,457	2,286	3,006	2,579
Total Lease Value	$12,278,515	$20,310,000	$62,805,313	$48,776,000
NEW LEASES
Number of Leases	35	38	144	119
Total Square Feet (1)	93,989	90,143	344,539	282,207
Average Square Feet	2,685	2,372	2,393	2,371
Total Lease Value	$16,708,083	$12,735,000	$56,438,999	$44,943,000
TOTAL LEASES
Number of Leases	86	103	372	289
Total Square Feet (1)	219,272	238,717	1,029,885	720,564
Average Square Feet	2,550	2,318	2,769	2,493
Total Lease Value	$28,986,598	$33,045,000	$119,244,312	$93,719,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2022	54	$11,342,359	124,407	3.4	$385,718	$3.10	$23.80	$21.87	$240,427	8.8%	$495,095	19.2%
2nd Quarter 2022	63	17,593,088	191,368	4.4	596,616	3.12	20.72	19.03	324,270	8.9%	596,073	17.4%
1st Quarter 2022	66	17,848,053	190,078	4.6	653,527	3.44	19.08	18.57	96,350	2.7%	345,345	10.1%
4th Quarter 2021	84	26,114,148	241,803	4.7	1,135,500	4.70	20.36	20.05	74,996	1.5%	670,356	14.9%
Total - 12 months	267	$72,897,648	747,656	4.4	$2,771,361	$3.71	$20.70	$19.72	$736,043	5.0%	$2,106,869	15.1%

Comparable New Leases:
3rd Quarter 2022	13	$3,496,947	24,745	5.4	$139,204	$5.63	$25.87	$25.09	$19,221	3.1%	$95,179	16.5%
2nd Quarter 2022	10	2,075,522	17,848	4.4	163,749	9.17	25.55	24.38	21,009	4.8%	62,963	15.6%
1st Quarter 2022	14	4,936,115	26,663	7.5	479,932	18.00	24.72	23.10	43,268	7.0%	77,077	12.7%
4th Quarter 2021	23	5,795,662	41,700	6.1	530,358	12.72	21.61	22.52	(38,073)	(4.1)%	97,992	11.2%
Total - 12 months	60	$16,304,246	110,956	6.0	$1,313,243	$11.84	$23.94	$23.53	$45,425	1.7%	$333,211	13.6%

Comparable Renewal Leases:
3rd Quarter 2022	41	$7,845,412	99,662	2.9	$246,514	$2.47	$23.29	$21.07	$221,206	10.5%	$399,916	20.0%
2nd Quarter 2022	53	15,517,566	173,520	4.4	432,867	2.49	20.22	18.48	303,261	9.5%	533,110	17.6%
1st Quarter 2022	52	12,911,938	163,415	4.2	173,595	1.06	18.16	17.84	53,082	1.8%	268,268	9.6%
4th Quarter 2021	61	20,318,486	200,103	4.4	605,142	3.02	20.10	19.54	113,069	2.9%	572,364	15.7%
Total - 12 months	207	$56,593,402	636,700	4.1	$1,458,118	$2.29	$20.14	$19.05	$690,618	5.7%	$1,773,658	15.5%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2022	86	$28,986,598	219,272	6.4	$2,147,231	$9.79	$22.22
2nd Quarter 2022	90	29,101,085	268,394	5.1	1,683,308	6.27	20.67
1st Quarter 2022	85	22,973,692	216,083	4.6	934,795	4.33	20.33
4th Quarter 2021	111	38,182,937	326,136	5.4	2,928,167	8.98	19.80
Total - 12 months	372	$119,244,312	1,029,885	5.4	$7,693,501	$7.47	$20.65

New
3rd Quarter 2022	35	$16,708,083	93,989	9.4	$1,605,992	$17.09	$20.34
2nd Quarter 2022	34	12,996,051	90,581	6.6	1,209,828	13.36	21.43
1st Quarter 2022	29	9,249,355	43,703	6.3	750,901	17.18	27.75
4th Quarter 2021	46	17,485,510	116,266	7.6	2,240,044	19.27	19.45
Total - 12 months	144	$56,438,999	344,539	7.7	$5,806,765	$16.85	$21.27

Renewal
3rd Quarter 2022	51	$12,278,515	125,283	4.0	$541,239	$4.32	$23.63
2nd Quarter 2022	56	16,105,034	177,813	4.4	473,480	2.66	20.28
1st Quarter 2022	56	13,724,337	172,380	4.1	183,894	1.07	18.45
4th Quarter 2021	65	20,697,427	209,870	4.3	688,123	3.28	19.99
Total - 12 months	228	$62,805,313	685,346	4.2	$1,886,736	$2.75	$20.35

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2022
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2022	249	325,969	6.3%	$4,966	4.9%	$15.23
2023	281	604,538	11.6%	12,566	12.5%	20.79
2024	232	790,581	15.2%	16,949	16.8%	21.44
2025	237	851,765	16.4%	16,676	16.5%	19.58
2026	158	575,738	11.1%	12,068	12.0%	20.96
2027	177	571,385	11.0%	12,365	12.3%	21.64
2028	71	325,708	6.3%	6,828	6.8%	20.96
2029	41	205,385	3.9%	4,115	4.1%	20.03
2030	27	81,133	1.6%	2,664	2.6%	32.84
2031	26	127,698	2.5%	3,622	3.6%	28.36
Total	1,499	4,459,900	85.7%	$92,818	92.0%	$20.81

(1)	Lease expirations table reflects rents in place as of September 30, 2022, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2022 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	44%	$528	$16.52	$17.68
Anderson Arbor	Austin	2001	89,746	94%	1,875	22.23	24.64
Anthem Marketplace	Phoenix	2000	113,293	85%	1,479	15.36	15.48
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	241	35.17	33.85
Bissonnet/Beltway	Houston	1978	29,205	100%	434	14.86	14.48
BLVD Place	Houston	2014	216,944	99%	9,312	43.36	44.06
The Citadel	Phoenix	2013	28,547	94%	511	19.04	18.89
City View Village	San Antonio	2005	17,870	100%	562	31.45	31.28
Davenport Village	Austin	1999	128,934	99%	3,530	27.65	27.96
Desert Canyon	Phoenix	2000	62,533	82%	728	14.20	15.25
Eldorado Plaza	Dallas	2004	219,287	100%	3,508	16.00	16.82
Fountain Hills	Phoenix	2009	111,289	94%	1,704	16.29	16.24
Fountain Square	Phoenix	1986	118,209	91%	1,889	17.56	17.32
Fulton Ranch Towne Center	Phoenix	2005	120,575	98%	2,229	18.86	19.71
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	923	20.53	20.39
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	128	8.77	8.90
Heritage	Dallas	2006	70,431	98%	1,630	23.62	24.01
HQ Village	Dallas	2009	89,134	97%	2,673	30.92	34.71
Keller Place	Dallas	2001	93,541	97%	1,046	11.53	11.53
Kempwood Plaza	Houston	1974	91,302	88%	1,226	15.26	14.71
La Mirada	Phoenix	1997	147,209	91%	3,318	24.77	24.58
Lakeside Market	Dallas	2000	162,649	91%	3,680	24.86	27.53
Las Colinas	Dallas	2000	104,919	96%	2,856	28.36	31.34
Lion Square	Houston	2014	117,592	98%	1,859	16.13	17.99
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,153	10.48	10.00
Market Street at DC Ranch	Phoenix	2003	244,888	97%	5,419	22.81	22.85
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	91%	1,768	16.36	16.84
Paradise Plaza	Phoenix	1983	125,898	92%	1,554	13.42	13.76
Parkside Village North	Austin	2005	27,045	100%	891	32.95	38.60
Parkside Village South	Austin	2012	90,101	100%	2,558	28.39	28.56
Pima Norte	Phoenix	2007	35,110	73%	447	17.44	18.84
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,673	23.63	23.13
Pinnacle Phase II	Phoenix	2017	27,063	100%	859	31.74	30.41
The Promenade at Fulton Ranch	Phoenix	2007	98,792	64%	1,059	16.75	15.63
Providence	Houston	1980	90,327	96%	1,137	13.11	13.55
Quinlan Crossing	Austin	2012	109,892	93%	2,545	24.90	27.18
Seville	Phoenix	1990	90,042	93%	2,795	33.38	33.76
Shaver	Houston	1978	21,926	94%	347	16.84	16.79
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,931	24.52	27.51
Shops at Starwood	Dallas	2006	55,385	100%	1,812	32.72	32.97
The Shops at Williams Trace	Houston	1985	132,991	95%	2,220	17.57	18.21
South Richey	Houston	1980	72,738	100%	862	11.85	12.57
Spoerlein Commons	Chicago	1987	43,855	98%	850	19.78	20.99
Starwood Phase II	Dallas	2016	35,351	90%	1,195	37.56	35.83
Strand	San Antonio	2000	73,920	100%	1,800	24.35	26.24
SugarPark Plaza	Houston	1974	95,032	97%	1,292	14.02	14.55
Sunridge	Houston	1979	49,359	74%	604	16.54	17.06
Sunset at Pinnacle Peak	Phoenix	2000	41,530	100%	804	19.36	19.29

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Terravita Marketplace	Phoenix	1997	102,733	99%	1,367	13.44	14.03
Town Park	Houston	1978	43,526	92%	997	24.90	24.75
Dana Park	Phoenix	2009	323,026	86%	6,403	23.05	23.98
Westchase	Houston	1978	44,398	85%	622	16.48	16.14
Williams Trace Plaza	Houston	1983	129,222	91%	1,876	15.95	16.06
Windsor Park	San Antonio	2012	196,458	97%	2,005	10.52	10.82
Woodlake Plaza	Houston	1974	106,169	60%	1,121	17.60	17.13
Total/Weighted Average - Whitestone Properties			5,205,242	92%	100,835	21.06	21.73

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,205,242	92%	$100,835	$21.06	$21.73

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership)(5):
9101 LBJ Freeway	Dallas	1985	125,874	50%	$1,194	$18.97	$18.43
Corporate Park Northwest	Houston	1981	174,359	73%	1,805	14.18	14.02
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	57%	394	7.68	7.56
Holly Knight	Houston	1984	20,015	86%	384	22.31	21.84
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	7.51
Uptown Tower	Dallas	1982	253,981	62%	3,854	24.47	23.97
Westgate Service Center	Houston	1984	97,225	83%	700	8.67	8.19
Total/Weighted Average - Unconsolidated Properties			926,798	56%	$8,600	$16.57	$16.22

(1)

Calculated as the tenant’s actual September 30, 2022base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2022. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2022 equaled approximately $200,083 for the month ended September 30, 2022.

(2)	Calculated as annualized base rent divided by leased square feet as of September 30, 2022.

(3)

Represents (i) the contractual base rent for leases in place as of September 30, 2022, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2022.

(4)	As of September 30, 2022, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)	We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2022 have not been made available to us, we have estimated information above based on the information available to us at the time of this Report.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center
Town Park Plaza | Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037